UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:

(Date of earliest event reported)

March 5, 2012

____________________________

DigiPath, Inc.

(Exact name of registrant as specified in charter)

Nevada

(State or other Jurisdiction of Incorporation or Organization)

000-54239 (Commission File Number)		27-3601979 (IRS Employer Identification No.)
1328 West Balboa Boulevard Suite C Newport Beach, CA 92661 (Address of Principal Executive Offices and zip code)

(702) 527-2060

(Registrant’s telephone
number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Item 3.02 Unregistered Sales of Equity Securities

Stock Incentive Plan

On the March 5, 2012, the action to adopt our 2012 Stock Incentive Plan (the “2012 Plan”) was approved by written consent of holders representing approximately 91% of the outstanding shares of our common stock.

On March 5, 2012, our board of directors approved the 2012 Plan. The 2012 Plan is attached to this Form 8-K as Exhibit A.

The approval of the 2012 Plan required such board approval and the affirmative vote of a majority of our outstanding shares of common stock. Such requirements have been met so no vote or further action of our stockholders is required to approve the adoption of the 2012 Plan.

Our board of directors approved the 2012 Plan to ensure that we have adequate ways in which to provide stock based compensation to our directors, officers, employees and consultants. Our board of directors believes that the ability to grant stock-based compensation, such as stock options and stock grants, is important to our future success. The grant of such stock-based compensation can motivate high levels of performance and provide an effective means of recognizing employee and consultant contributions to our success. In addition, stock-based compensation can be valuable in recruiting and retaining highly qualified technical and other key personnel who are in great demand, as well as rewarding and providing incentives to our current employees and consultants.

Because awards under the 2012 Plan are discretionary, benefits or amounts that will hereinafter be received by or allocated to our chief executive officer, our named executive officers, our current executive officers as a group, our non-executive directors as a group, and our employees who are not executive officers, are not presently determinable.

The principal terms and features of the 2012 Plan are summarized below. The following is a summary description of the salient terms, conditions and features of the 2012 Plan and is qualified by the text of the plan.

General; Types of Awards; Number of Shares

The 2012 Plan provides for the grant of options to purchase shares of common stock, restricted stock, stock appreciation rights (“SARs”) and restricted stock units (rights to receive, in cash or stock, the market value of one share of our commons stock). Incentive stock options (“ISOs”) may be granted only to employees. Nonstatutory stock options and other stock-based awards may be granted to officers, employees, non-employee directors and consultants. A total of 5,000,000 shares of our common stock are reserved for issuance upon exercise of awards granted under the 2012 Plan. The 2012 Plan will terminate as to grants of awards after 10 years from the effective date, unless it is terminated earlier by our board of directors.

The 2012 Plan will be administered by our board of directors or a committee of our board of directors (the “Administrator”) as provided in the 2012 Plan. The Administrator will have the authority to select the eligible participants to whom awards will be granted, to determine the types of awards and the number of shares covered and to set the terms, conditions and provisions of such awards, to cancel or suspend awards under certain conditions, and to accelerate the exercisability of awards. The Administrator will be authorized to interpret the 2012 Plan, to establish, amend, and rescind any rules and regulations relating to the 2012 Plan, to determine the terms of agreements entered into with recipients under the 2012 Plan, and to make all other determinations that may be necessary or advisable for the administration of the 2012 Plan.

Options and other awards may be granted under the 2012 Plan to directors, officers, employees and consultants of our company and any of our subsidiaries, provided that the services of such consultants are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for our securities. At the date of this prospectus, all of our officers, directors and employees would have been eligible to receive awards under the 2012 Plan.

The exercise price per share of our common stock purchasable upon exercise of any stock option or SAR will be determined by the Administrator, but cannot in any event be less than 100% of the fair market value of our common stock on the date the award is granted. The Administrator will determine the term of each stock option or SAR (subject to a maximum term of 10 years) and each option or SAR will be exercisable pursuant to a vesting schedule determined by the Administrator. The grants and the terms of ISOs will be restricted to the extent required for qualification as ISOs by the U.S. Internal Revenue Code of 1986, as amended. Subject to approval of the Administrator, options or SARs may be exercised by payment of the exercise price in cash, shares of common stock or pursuant to a “cashless exercise” through a broker-dealer under an arrangement approved by the Administrator. The Administrator may require the grantee to pay to us any applicable withholding taxes that we are required to withhold with respect to the grant or exercise of any option. The withholding tax may be paid in cash or, subject to applicable law, the Administrator may permit the grantee to satisfy these obligations by the withholding or delivery of shares of our common stock. We may withhold from any shares of our common stock that may be issued pursuant to an option or from any cash amounts otherwise due from us to the recipient of the option an amount equal to such taxes.

Restricted shares may be sold or awarded for consideration determined by the Administrator, including cash, full-recourse promissory notes, as well as past and future services. Any award of restricted shares will be subject to a vesting schedule determined by the Administrator. Any restricted shares that are not vested will be subject to rights of repurchase, rights of first refusal or other restrictions as determined by the Administrator. In general, holders of restricted shares will have the same voting, dividend and other rights as our other stockholders.

In the event of any change affecting shares of our common stock by reason of any stock dividend or split, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distribution to stockholders other than cash dividends, the Administrator will make substitutions or adjustments in the aggregate number of shares that may be distributed under the 2012 Plan, and in the number and types of shares subject to, and the exercise prices under, outstanding awards granted under the 2012 Plan, in accordance with Section 10 and other provisions of the 2012 Plan.

Unless otherwise permitted by the 2012 Plan and approved by the Administrator as permitted by the 2012 Plan, no award will be assignable or otherwise transferable by the grantee other than by will or the laws of descent and distribution and, during the grantee’s lifetime, an award may be exercised only by the grantee.

Our board of directors may amend the 2012 Plan in any and all respects without stockholder approval, except as such stockholder approval may be required under applicable law or pursuant to the listing requirements of any national market system or securities exchange on which our equity securities may be listed or quoted.

Unless sooner terminated by our board of directors, the 2012 Plan will terminate as to further grants of awards on March 5, 2022.

Awards under the 2012 Plan will be made by the Administrator. The Administrator does not currently have plans to grant stock options or other awards to any individual or group of individuals under the 2012 Plan.

Share Issuance

On March 5, 2012, the Company and Steven Barbee entered into a Restricted Stock Award Agreement under which the Company issued to Mr. Barbee 2,500,000 shares of DigiPath, Inc. restricted common stock (“Restricted Stock”) for $0.10 per share. Fifty percent of the Restricted Stock vests on February 14, 2013 and fifty percent of the Restricted Stock vests on February 14, 2014. In the event of Mr. Barbee’s termination the Restricted Stock shall be forfeited and reacquired by the Company for $0.10 per share. Mr. The Company loaned Mr. Barbee $250,000 to pay for the Restricted Stock through a recourse loan agreement. The loan has an interest rate of 5% and is secured against the Restricted Stock and all of Mr. Barbee’s assets. The note expires on March 4, 2016.

The issuance of the shares of the Company’s common stock to Mr. Barbee are intended to be exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(2) thereof and Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (“Commission”) under the Securities Act. The shares sold by the Company have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent such registration or an available exemption from registration.

Share Cancelation

On March 5, 2012, Eric Stoppenhagen, the Company’s president, cancelled his ownership of 2,500,000 shares of DigiPath, Inc. common stock.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of business acquired. None.

(b)	Pro forma financial information. None.

(c)	Shell company transactions. Not applicable.

(d)	Exhibits.

4.1	2012 Stock Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DigiPath, Inc.

Date: March 9, 2012 By: /s/ ERIC STOPPENHAGEN

Eric Stoppenhagen

President